BYLAWS OF
                                  AMASYS CORPORATION
                               (a Delaware Corporation)

                                      ARTICLE I
                                       Offices


                    Section 1.1 Principal Office. Amasys Corporation (the "Corporation") shall have such office or offices at such place or places of business, either within the outside the State of Delaware, as the Board of Directors (the "Board") may designate or as the business of the Corporation may require from time to time.

                    Section 1.2 Registered Office. The registered office of the Corporation in the State of Delaware shall be at 15 E. North Street, Dover, Delaware 19901 and the name of the registered agent at that address is United Corporate Services, Inc.


                                      ARTICLE II
                                     Stockholders

                    Section 2.1 Annual Meetings. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

                    Section 2.2 Special Meetings. A special meeting of the stockholders for the transaction of any proper business may be called at any time by the Board or by the Chief Executive Officer.

                    Section 2.3 Place of Meeting. The Board may designate any place, either within or outside Delaware, as the place for any annual meeting or special meeting called by the Board. A waiver of notice signed by a majority of the stockholders entitled to vote at a meeting may designate any place, either within or outside Delaware, as the place for such meeting. If no designation is made, or if a special meeting shall be called otherwise than by the Board, the place of meeting shall be the registered office of the Corporation in Delaware.

                    Section 2.4  Notice of Meeting.  Written notice stating
          the place, day and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the President, the Secretary, or the officer or person calling the meeting to each stockholder of record entitled to vote at such meeting to the
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          stockholder's  post office  address last  know to  the Secretary;
          except that, if  the authorized  shares are to  be increased,  at
          least 30 days'  notice shall  be given.   If mailed, such  notice
          shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Except as otherwise required by
          law,  no  publication  of   any  notice  of  a  meeting   of  the
          stockholders  shall  be  required.    Notice  of any  meeting  of
          stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except as a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

                    Section 2.5 Adjournment. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

                    Section 2.6  Nominations and Proposals

                         (a) The Board of Directors of the Corporation may nominate candidates for election as directors of the Corporation and may propose such other matters for approval of the stockholders as the Board deems necessary or appropriate.

                         (b) Any stockholder entitled to vote for directors may nominate candidates for election as directors of the Corporation, provided, however, that so long as the Corporation has more than one stockholder, no nominations for director of the Corporation by any person other than the Board of Directors shall be presented to any meeting of stockholders unless the person making the nomination is a record stockholder an shall have delivered a written notice to the Secretary of the Corporation no later than the close of business sixty days in advance of the stockholder meeting or ten days after the date on which notice of the meeting is first given to the stockholders, whichever is later. Such notice shall (i) set forth the name and address of the person advancing such nomination and the nominee, together with such information concerning the person making the nomination and the nominee as would be required by the appropriate Rules and Regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of such nominee, and (ii) shall include the duly

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          executed  written consent of such nominee to serve as director if elected.

                         (c)    No proposal  by any  person other  than the
          Board of Directors shall be submitted for the approval of the stockholders at any regular or special meeting of the stockholders of the Corporation unless the person advancing such proposal shall have delivered a written notice to the Secretary of the Corporation no later than the close of business sixty days in advance of the stockholder meeting or ten days after the date on which notice of the meeting is first given tot he stockholders, whichever is later. Such notice shall set forth the name and address of the person advancing the proposal, any material interest of such person in the proposal, and such other information concerning the person making such proposal and the proposal itself as would be required by the appropriate rules and Regulations of the Securities and Exchange Commission to be
          included  in  a  proxy   statement  soliciting  proxies  for  the
          proposal.

                    Section 2.7 Organization. The Chief Executive Officer or, in his absence, the President or any Vice President, shall call meeting of stockholders to order and act as the chair of such meetings. In the absence of said officers, any stockholder entitled to vote at that meeting, or any proxy of any such stockholder, may call the meeting to order and chair shall be elected by a majority of the stockholders entitled to vote at the meeting. In the absence of the Secretary or any assistant Secretary of the Corporation, any person appointed by the chair shall act of Secretary of the meeting.

                    Section 2.8    Agenda  and  Procedure.   The  Board  of
          Directors shall have the responsibility for establishing an agenda for each meeting of stockholders, subject to the rights of stockholders to raise matters for consideration which may otherwise properly be brought before the meeting although not included within the agenda. If there is any difference in opinion with respect to the proper course of action regarding conduct of any meeting which cannot be resolved by reference to statute, or to the Certificate of Incorporation, or these Bylaws, Robert's Rules of Order (as last revised) shall govern the disposition of the matter.

                    Section 2.9 Voting Records. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten days prior to such meeting, this record shall be kept on file at the principal office of the Corporation, whether within or outside Delaware, and shall be

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          subject to inspection by any stockholder for any purpose  germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place
          of  the meeting  during  the  whole time  of  the  meeting.   The
          original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders. Any officer or agent having charge of the stock transfer books who fails to prepare the record of stockholders, or to keep it on file for a period of ten days before the meeting or to produce and keep it open for inspection at the meeting as provided in this section, is liable to any stockholder suffering damage due to the failure to the extent of the damage.

                    Section 2.10 Quorum. Unless otherwise provided by the Certificate of Incorporation, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If fewer than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice for a period not to exceed sixty days at any one adjournment. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders so that less than a quorum remains.

                    If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, notwithstanding that an applicable statute requires a vote of two-thirds of the shares entitled to vote to take action.

                    Section 2.11 Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

                    Section 2.12 Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of stockholders, except as may be otherwise provided in the Certificate of Incorporation. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in the Delaware General Corporation Law to a majority or other proportion or number of

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          shares  shall refer  to such  a majority  or other  proportion or number of votes entitled to be cast with respect to such matter.

                    At a stockholders' meeting involving the election of directors, each stockholder shall be entitled to cast for any one candidate no greater number of votes than the number of shares held by such stockholder; stockholders shall not be entitled to cumulate votes on behalf of any candidate.

                    Section 2.13  Voting of Shares by Certain Holders.

                    a. Neither treasury shares, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

                    Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the By laws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

                    Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but not trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

                    Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

                    A  stockholder  whose  shares  are   pledged  shall  be
          entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

                    b. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, voting with respect to the shares shall have the following effect:


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                    (i)  If only one person votes, his or her act binds all
          such shares;

                    (ii) If two or more persons vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately, or any person voting the shares of a beneficiary, if any, may apply to any court of competent jurisdiction in the State of Delaware to appoint an additional person to act with the persons so voting the shares. The shares shall then be voted as determined by a majority of such persons and the person appointed by the court. If a tenancy is held in unequal interests, a majority or even split for the purpose of this subsection (iii) shall be a majority or even split in interest.

                    The effects of voting stated in this subsection 2.12 b. shall not be applicable if the Secretary of the Corporation is given written notice of alternate voting provisions and is furnished with a copy of the instrument or order wherein the alternate voting provisions are stated.

                    Section 2.14 Judges. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chair of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of that person's ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which such officer shall have a material interest.

                    Section 2.15 Informal Action by Stockholders. Any action required or allowed to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, provided that a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted on such action that is the subject of the consent and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the

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          corporation having custody  of the book  in which proceedings  of meetings of stockholders are recorded. Such consent shall have the same force and effect as a vote of the stockholders, and may be stated as such in any certificate or document filed with the Secretary of State of Delaware under the Delaware General Corporation Law.

                    Section 2.16 Meetings by Telephone. Stockholders may participate in a meeting of stockholders by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at such meeting.


                                     ARTICLE III
                                  Board of Directors

                    Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, except as otherwise provided in the Delaware General Corporation Law or the Certificate of Incorporation.

                    Section 3.2 Performance of Duties. A director of the Corporation shall perform his or her duties as a director, including his or her duties as a member of any committee of the Board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his or her duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in subsections a., b. and c. of this Section 3.2; but he or she shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his or her duties shall not have any liability by reason of being or having been a director of the Corporation. Those persons and groups upon whose information, opinions, reports, and statements a director is entitled to rely are:

                    a.    One   or  more  officers  or   employees  of  the
          Corporation whom the director reasonable believes to be reliable and competent in the matters presented;

                    b. Counsel, public accountants, or other persons as to matters which the director reasonable believes to be reliable and competent in the matters presented;

                    c.  A committee of the Board upon which he  or she does

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          not serve,  duly designated in accordance with  the provisions of the Certificate of Incorporation or the Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

                    Section   3.3    Number,   Tenure  and  Qualifications.
          Subject to the applicable provisions of the Certificate of Incorporation, the number of directors of the Corporation shall be such number as the Board may determine from time to time. The directors may be elected by written ballot if the Board so determines, and shall be elected at each annual meeting of stockholders. Directors need not be stockholders. The persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors. Each director shall hold office until then next annual meeting of stockholders and thereafter until his or her successor shall have been elected and qualified.

                    Section 3.4 Resignation. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chief Executive Officer, the President, any Vice President or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                    Section 3.5 Removal. Except as otherwise provided in the Certificate of Incorporation or in these Bylaws, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of a majority of the issued and outstanding shares of stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for such purpose.

                    Section 3.6 Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

                    Section 3.7 First and Subsequent Regular Meetings. A first meeting of the Board shall be held immediately after and at the same place as the annual meeting of stockholders. The Board may provide by resolution the time and place, either within or outside the State of Delaware, for the holding of additional regular meetings without notice other than such resolution. The






          Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate, or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.


                    Section 3.8 Special Meeting. Special meetings of the Board may be called by or at the request of the Chief Executive Officer or a majority of the directors. The person or persons authorized to call Special Meetings of the Board may fix any place, either within or outside the State of Delaware, as the place for holding any special meeting of the Board called by them.

                    Section  3.9    Notice.   If  there  is  more than  one
          director of the Corporation, written notice of any Special Meeting shall be given at least five days in advance thereof delivered personally, by telecopy or mailed to each director at his or her business address. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board need be specified in the notice or waiver of notice of such meeting.

                    Section 3.10 Quorum. A majority of the number of directors elected and qualified at the time f the meeting shall constitute a quorum for the transaction of business at any such meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

                    Section 3.11 Manner of Acting. If a quorum is present, the affirmative vote of a majority of the directors present at the meeting and entitled to vote on that particular matter shall be the act of the Board, unless the vote of a greater number is required by law or the Certificate of Incorporation.









                    Section 3.12 Compensation. By resolution of the Board of Directors, any director may be paid any one or more of the following: (i) any expenses incurred because of attendance at meetings of the Board or committees thereof; (ii) a fixed sum for attendance at such meetings; and (iii) a fixed compensation as director. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

                    Section 3.13 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless he or she files his or her written dissent to such action with the person acting as the Secretary of the Meeting before the adjournment thereof or delivers such dissent to the Secretary of the Corporation in person, by mail or by telecopy immediately after the adjournment of the meeting or within a reasonable time after receipt of the minutes of such meeting at which the action was taken. Such right to dissent shall not apply to a director who voted in favor of such action.

                    Section 3.14 Executive and other Committees. The Board, by resolution adopted by a majority of the number of directors elected and qualified at the time of the resolution, may designate two or more directors to constitute an executive committee, which shall have and may exercise all of the authority of the Board of Directors or such lesser authority as may be set forth in said resolution. No such delegation of authority shall operate to relieve the Board of Directors or any member of the Board from any responsibility imposed by law. The Board may also, by resolution adopted by a majority of the number of directors elected and qualified at the time of the resolution, designate such other committees as it deems appropriate, having such powers as are specified in the resolution and as are consistent with the Delaware General Corporation Law.

                    Section 3.15 Informal Action by Directors. Any action required or permitted to be taken at a meeting of the directors, executive committee or other committee of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the directors, and may be stated as such in any certificate or document, filed with the Secretary of State of Delaware under the Delaware General Corporation Law.









                    Section 3.16 Meetings by Telephone. Members of the Board or any committee of the directors may participate in a meeting  of  the  Board  or  committee  by  means  of  conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

                                      ARTICLE IV
                                 Officers and Agents

                    Section 4.1 General. The officers of the Corporation shall be the Chief Executive Officer, the President, one or more Vice Presidents, a Secretary and a Treasurer. The Board may appoint such other officers, assistant officers, committees and agents, including a Chairman of the Board and Assistant Secretaries, as it may consider necessary or advisable, who shall be chosen in such manner and hold their officers for such terms and have such authority and duties as from time to time may be determined by the Board. The salaries of all the officers of the Corporation shall be fixed by the Board. One person may hold any two offices, except that no person may simultaneously hold the offices of Chief Executive Officer and Secretary. In all cases where the duties of any officer, agent or employee are not prescribed by the Bylaws or by the Board, such officer, agent or employee shall follow the orders and instructions of either (a) the Chief Executive Officer, or if a Chairman of the Board has been elected, then (b) the Chairman of the Board.

                    Section 4.2 Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, election of officers shall occur by unanimous written consent of the Board which shall be effected as soon thereafter as may be convenient. Each officer shall hold office until the first of the following occurs: (1) until his or her successor shall have been duly elected and shall have qualified; (2) until his or her death; (3) until he or she shall resign; or (4) until he or she shall have been removed in the manner hereinafter provided.

                    Section 4.3 Removal. Any officer or agent may be removed by the Board or by the executive committee, if any, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.









                    Section 4.4 Resignation. Any officer or assistant may resign at any time by giving written notice of such resignation to the Board or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof by the Board or the Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                    Section  4.5   Vacancies.    A vacancy  in  any office,
          however occurring, may be filed by the Board for the unexpired portion of the term.

                    Section  4.6    Chief  Executive Officer.    The  Chief
          Executive Officer shall, subject to the direction and supervision of the Board, be the chief executive officer of the Corporation and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. The Chief Executive Officer shall, unless otherwise directed by the Board, attend in person or by substitute appointed by him or her, or shall execute, on behalf of the Corporation, written instruments appointing a proxy or proxies to represent the Corporation, all meetings of the stockholders of any other Corporation in which the Corporation shall hold any stock. The Chief Executive Officer may, on behalf of the
          Corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the Chief Executive Officer, in person or by substitute or proxy as aforesaid, may vote the stock so held by the Corporation and may execute written consents and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject however to the instructions, if any, of the Board.

                    Section 4.7 President and Vice Presidents. The President and Vice Presidents shall assist the Chief Executive Officer and shall perform such duties as may be assigned to them by the Chief Executive Officer or by the Board. In the absence of the Chief Executive Officer, the President, or in his absence, the Vice President designated by the Board or (if there be no such designation the Vice President designated in writing by the Chief Executive Officer) shall have the powers and perform the duties of the Chief Executive Officer. If no such designation shall be made, all Vice Presidents may exercise such powers and perform such duties. The Board of Directors may also appoint as vice presidents persons who shall not be officers of the Corporation.










                    Section 4.8      Secretary.      The  Secretary   shall
          perform the following:

                    a. Keep the minutes of the proceedings of the stockholders, executive committee and the Board of Directors;

                    b. See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

                    c. Be custodian of the corporate records and of the seal of the Corporation and affix the seal to all documents when authorized by the Board of Directors;

                    d. Keep, at the Corporation's registered office or principal place of business within or outside Delaware, a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation's transfer agent or registrar;

                    e. Sign with the Chief Executive Officer, the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

                    f. Have general charge of the stock transfer books of the Corporation, unless the Corporation has a transfer agent; and

                    g. In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or by the Board. Assistant Secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.

                    Section 4.9 Treasurer. The Treasurer shall be the principal financial officer of the Corporation and shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit the same in accordance with the instructions of the Board of Directors. The Treasurer shall receive and give receipts for monies paid in on account of the Corporation, and shall pay out of the funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity. The Treasurer shall perform all other duties incident to the office of the Treasurer and, upon request of the Board, shall make such reports to it as may be required at any time. The Treasurer shall have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors or the Chief Executive Officer. The Assistant Treasurers, if any, shall have the same powers and duties, subject to the supervision of the Treasurer.







                    The Treasurer shall also be the principal accounting officer of the Corporation. The Treasurer shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audits, and prepare and furnish to the Chief Executive Officer and the Board of Directors statements of account showing the financial position of the Corporation and the results of its operations.

                    Section 4.10 Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                                      ARTICLE V
                                        Stock

                    Section 5.1 Certificates. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the Corporation by its Chairman or Vice Chairman of the Board which for the purpose of this Section 5.1 only shall be considered officers, or by its Chief Executive Officers, the President or a Vice President and by the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation, or with a facsimile thereof. The signatures of the Corporation's officers on such certificate may also be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue.

                    Each certificate representing shares shall state the following upon the face thereof: the name of the state of the Corporation's organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par values of each share represented by such certificate or a statement that the shares are without par value. Certificates of stock shall be in such a form as consistent with law, as shall be prescribed by the Board. No certificate shall be issued until the shares represented thereby are fully paid.

                    Section 5.2 Record. A record shall be kept of the name of each person or other entity holding the stock represented by each certificate for shares of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of






          cancellation. The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

                    Section  5.3     Fixing   Date  for  Determination   of
          Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If, in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders or expressing consent to corporate action without a meeting, the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                    Section 5.4 Consideration for Shares. Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof) as shall be fixed from time to time by the Board. That part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed the consideration for the issuance of such dividend shares. Such consideration may consist, in whole or in part, of money, other property, tangible or intangible, or of labor or services actually performed for the Corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares.

                    Section 5.5 Cancellation of Certificates. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

                    Section 5.6 Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the Board of Directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with






          law as it may prescribe. The Board may in its discretion require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.

                    Section  5.7  Transfer of Shares.   Transfers of shares
          of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer agent if one has been appointed, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the Corporation which shall be kept at its principal office or by its registrar duly appointed.

                    The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Delaware.

                    Section 5.8 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.


                                      ARTICLE VI
              Executive of Instruments; Loans; Checks and Endorsements;
                                  Deposits; Proxies

                    Section 6.1 Execution of Instruments. The Chief Executive Officer shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or where the execution and delivery thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation. Unless authorized to do so by the Bylaws or by the Board, no officer, agent or employee shall have any power or authority to bind the






          Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

                    Section 6.2 Loans. The Corporation may lend money to, guarantee the obligation of and otherwise assist directors, officers and employees of the Corporation, or director of another Corporation of which the Corporation owns a majority of the voting stock, only upon compliance with the requirements of the Delaware General Corporation Law.

                    No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board and in accord with the Certificate of Incorporation. Such authority may be general or confined to specific instances.

                    Section 6.3 Checks and Endorsements. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board, which resolution may provide for the use of facsimile signatures.

                    Section 6.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation's credit in such banks or other depositories as shall from time to time be determined by resolution of the Board, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

                    Section 6.5 Proxies. Unless otherwise provided by resolution adopted by the Board, the Chief Executive Officer, the President, or any Vice Presidents may from time to time appoint one or more agents or attorneys-in-fact of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as the holder of stock or other securities in any other Corporation, association or other entity any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other Corporation, association or other entity or to consent in writing, in the name of the Corporation as such holder, to any action by such other Corporation, association or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise,






          all such written proxies or other instruments as he or she may deem necessary or proper.

                    Section 6.6 General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provision of these Bylaws, as it may deem expedient.

                                     ARTICLE VII
                                   Indemnification

                    Section 7.1  Action, Etc. Other Than by or in the Right
          of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation (other than a judicial action or suit brought by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or trustee of the Corporation, or that, being or having been such a director, officer, employee or trustee, he or she is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as "Agent"), against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or any appeal therein, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding -- whether by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent -- shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

                    Section 7.2 Action, Etc., by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought






          by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an Agent (as defined above) against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense, settlement or appeal of such action or suit if he acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other such court shall deem proper.

                    Section 7.3 Determination of Right of Indemnification. Any indemnification under Section 7.1 or 7.2 (unless ordered by a court), shall be made by the Corporation unless a determination is reasonably and promptly made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

                    Section 7.4 Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Agent has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any proceeding or in defense of any claim, issue or matter therein, or on appeal from any such proceeding, action, claim or matter, such Agent shall be indemnified against all expenses incurred in connection therewith.

                    Section 7.5 Advances of Expenses. Except as limited by Section 7.6 of this Article, costs, charges and expenses (including attorneys' fees) incurred in any action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding






          the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Board or independent legal counsel reasonably determines that such person deliberately breached his or her duty to the Corporation or its stockholders.

                    Section  7.6   Right of  Agent to  Indemnification Upon
          Application; Procedure Upon Application. Any indemnification under Section 7.1, 7.2 and 7.4, or advance under Section 7.5 of this Article, shall be made promptly, and in any event within ninety days, upon the written request of the Agent, unless with respect to applications under Section 7.1, 7.2, or 7.5, a determination is reasonable and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors that such Agent acted in a manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance to the Agent. In the event no quorum of disinterested directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Agent acted in the manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this Article shall be enforceable by the Agent in any court of competent jurisdiction, if the Board or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety days. The Agent's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any proceeding shall be indemnified by the Corporation.

                    Section 7.7 Other Rights and Remedies. The indemnification provided by this Article shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any law, bylaw, or charter provision, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holder such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Article shall be deemed to be

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          provided  by a contract between the Corporation and the Agent who serves in such capacity at any time while these Bylaws and other relevant provisions of the Delaware General Corporation Law and
          other  applicable law,  if any,  are in  effect.   Any repeal  or
          modification thereof shall not affect any rights or obligations then existing.

                    Section 7.8  Insurance.   Upon resolution passed by the
          Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

                    Section 7.9 Constituent Corporations. For the purposes of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or trustee of such a constituent corporation or who, being or having been such a director, officer, employee, trustee, is or was serving at the request of such constituent corporation as a director, officer, employee, or trustee of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

                    Section 7.10 Other Enterprises, Fines and Serving at Corporation's Request. For purposes of this Article, references to "other enterprise" in Sections 7.1 and 7.9 shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the
          Corporation: shall include any service by Agent as director, officer, employee, trustee or agent of the Corporation which imposes duties on, or involves services by, such Agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article.



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                    Section 7.11  Savings  Clause.  If this Article  or any
          portion thereof shall be  invalidated on any ground by  any court
          of   competent   jurisdiction,   then   the   Corporation   shall
          nevertheless indemnify each Agent as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement
          with  respect   to  any  action,  suit,   appeal,  proceeding  or
          investigation, whether civil, criminal or administrative, or whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

                                     ARTICLE VIII
                                    Miscellaneous

                    Section 8.1   Waivers  of Notice.   Whenever  notice is
          required by the Delaware General Corporation Law, by the Certificate of Incorporation or by these Bylaws, a waiver thereof in writing signed by the director, stockholder or other person entitled to said notice, whether before, at or after the time stated therein, or his or her appearance at such meeting in person or (in the case of a stockholders' meeting) by proxy, shall be equivalent to such notice.


                    Section 8.2 Seal. The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its organization and the words "Seal, Delaware."

                    Section  8.3   Fiscal  Year.   The  fiscal year  of the
          Corporation shall be a established by the Board of Directors.

                    Section 8.4 Amendments. These Bylaws, or any of them, may be altered, amended or repealed, and new Bylaws may be made,
          (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board, or (ii) by the stockholders, at any annual meeting of stockholders, without previous notice, or at any special meeting f stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. Any Bylaws made or altered by the stockholders may be altered or repealed by either the Board or the stockholders.








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